Exhibit 99.3


                             AUTONATION, INC.

                           Offer to Exchange its
                         9% Senior Notes due 2008
                    for any and all of its outstanding
                         9% Senior Notes due 2008

              Pursuant to the Prospectus dated       , 2001.

To Our Clients:

         Enclosed for your consideration is a prospectus dated          ,
2001 and a Letter of Transmittal relating to the offer by AutoNation, Inc. (the "Company"), to exchange $1,000 principal amount of its 9% senior notes due 2008 (the "exchange notes") for each $1,000 principal amount of its currently outstanding 9% senior notes due 2008 (the "outstanding notes") (the outstanding notes and the exchange notes are collectively referred to as the "notes") that is validly tendered and accepted by the Company in the exchange offer. The exchange offer is being made upon the terms and subject to the conditions set forth in the prospectus and the Letter of Transmittal. The exchange offer is being made in order to satisfy certain obligations of the Company contained in the registration rights agreement, dated as of August 10, 2001, by and among the Company and the other signatories to the agreement.

         The Letter of Transmittal is furnished to you for information only and may not be used by you to tender outstanding notes.

         The material is being forwarded to you as the beneficial owner of outstanding notes carried by us in your account but not registered in your name. A tender of such outstanding notes may only be made by us as the registered holder and pursuant to your instructions. Therefore, the Company urges holders of outstanding notes registered in the name of a broker, dealer, commercial bank, trust company or other nominee to contact such registered holder promptly if they wish to participate in the exchange offer.

         Accordingly, we request instructions as to whether you wish us to tender any or all of such outstanding notes held by us for your account pursuant to the terms and conditions set forth in the enclosed prospectus and the related Letter of Transmittal.

         Your instructions to us should be forwarded at least three business days prior to the expiration date, as defined below, in order to permit us to tender your outstanding notes in accordance with the provisions of the exchange offer. The exchange offer will expire at 12:00
midnight, New York City time, on              , or if extended by the Company,
the latest date and time to which extended (the "expiration date"). Outstanding notes tendered pursuant to the exchange offer may be withdrawn, subject to the procedures described in the prospectus, at any time on or prior to the expiration date.

         Your attention is directed to the following:

         1.    The exchange offer is for all of the outstanding notes.

         2. The Company's obligation to accept outstanding notes tendered in the exchange offer is subject to certain conditions specified in the prospectus.

         3. The Company will pay any transfer taxes payable as a result of the transfer to it of outstanding notes tendered, and the transfer to tendering noteholders of exchange notes pursuant to the exchange offer, except as otherwise as described in the Letter of Transmittal.

         If you wish to have us tender any or all of your outstanding notes, please so instruct us by completing, executing and returning to us the instructions included in this letter.

         The exchange offer is not being made to, nor will exchanges be accepted from or on behalf of, holders of notes residing in any jurisdiction in which the making of the exchange offer or acceptance thereof would not be in compliance with the laws of such jurisdiction.

         None of the notes held by us for your account will be tendered unless we receive written instructions from you to do so. Unless a specific contrary instruction is given in the space provided, your signature or signatures on the instructions shall constitute an instruction to us to tender all the notes held by us for your account.


                                INSTRUCTIONS

         I acknowledge receipt of your letter and the enclosed material referred to therein relating to AutoNation, Inc.'s offer to exchange $1,000 principal amount of its exchange notes for each $1,000 principal amount of its outstanding notes. I hereby instruct you to tender the outstanding notes indicated below (or, if no number is indicated below, all outstanding notes) held by you for my account, pursuant to the terms of and conditions set forth in the prospectus and the Letter of Transmittal.

         | | Please tender all of my outstanding notes held by you for my account.

         | | Please tender $____________ (amount in integral multiples of $1,000) of the outstanding notes held by you for my account.

         If we instruct you to tender the notes held by you for our account, it is understood that you are authorized:

(1) to make, on our behalf, the representations and warranties contained in the Letter of Transmittal that are to be made with respect to us as beneficial owner of notes, it being understood and agreed that by our signature below we are making the same representations and warranties to you;

(2) to make such agreements, representations and warranties on our behalf as are set forth in the Letter of Transmittal; and

(3) to take such other action as may be necessary under the prospectus or the Letter of Transmittal to effect the valid tender of such outstanding notes.

         UNLESS A SPECIFIC CONTRARY INSTRUCTION IS GIVEN IN THE SPACE PROVIDED, YOUR SIGNATURE(S) HEREON SHALL CONSTITUTE AN INSTRUCTION TO US TO TENDER ALL OF YOUR OUTSTANDING NOTES HELD BY US IN YOUR ACCOUNT.

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                                 SIGN HERE

Name of Beneficial Owner(s):  _______________________________________________

Signature(s):  ______________________________________________________________

Name(s):  ___________________________________________________________________
                               (Please Print)

Address(es):  _______________________________________________________________

_____________________________________________________________________________

Area Code and Telephone Number:  ____________________________________________

Taxpayer Identification or Social Security Number:  _________________________

Date:  ______________________________________________________________________



         PLEASE RETURN THIS FORM TO THE BROKERAGE FIRM MAINTAINING
            YOUR ACCOUNT, NOT THE EXCHANGE AGENT OR THE COMPANY.